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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
National Semiconductor Corporation:

        We consent to the use of our reports dated July 29, 2009, with respect to the consolidated balance sheets of National Semiconductor Corporation and subsidiaries (the Company) as of May 31, 2009, and May 25, 2008, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended May 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 31, 2009, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

        Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, for financial assets and liabilities at the beginning of fiscal year 2009 and the Company's adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), with respect to the recognition of the funded status at the end of fiscal year 2007 and with respect to the measurement date in fiscal year 2009. Our report on the consolidated financial statements also refers to the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of Financial Accounting Standards Board Statement No. 109, at the beginning of fiscal year 2008 and the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, applying the modified prospective method at the beginning of fiscal year 2007.

/s/ KPMG LLP

Mountain View, California
March 31, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM